The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2011

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-174106

   PROSPECTUS SUPPLEMENT
   (To the Prospectus Dated May 17, 2011)

TOWERSTREAM CORPORATION

[*] Shares of Common Stock

This is a firm commitment offering of up to [*] shares of our common stock.

Our common stock is traded on The NASDAQ Capital Market under the symbol “TWER.” On July 13, 2011, the closing price of our common stock was $4.41 per share.

Investing in our common stock involves significant risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $        .

The underwriters may also purchase from us up to an additional [*] shares of our common stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any, within 45 days of the date of this prospectus supplement.

In connection with the offering of shares of our common stock under this prospectus supplement, we have also agreed to issue to the  representatives of the underwriters and/or its designees options to purchase from us a number of shares of our common stock equal, in the aggregate, to 5% of the shares of our common stock sold in this offering, excluding the over-allotment shares, exercisable at a price per share equal to 125% of the public offering price per share of common stock sold in this offering, commencing one year from the date of this prospectus supplement and expiring five years from the date of this prospectus supplement. The shares of our common stock issuable upon exercise of such options are identical to those offered by this prospectus supplement.

We anticipate that delivery of the shares of our common stock will be made through the facilities of the Depository Trust Company on or about July [*], 2011, subject to customary closing conditions.

Joint Book-Running Managers

Lazard Capital Markets	Rodman & Renshaw, LLC
Co-Manager

Merriman Capital

Prospectus supplement dated July [*], 2011.

TABLE OF CONTENTS

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement, contained or incorporated therein by reference in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. You should assume that the information in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled “Where You Can Find More Information.”

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Towerstream,” the “Company,” “we,” “us” and “our” to refer to Towerstream Corporation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, when making an investment decision.

About Towerstream Corporation
Our Business

Towerstream Corporation provides broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum.   Our service supports bandwidth on demand, wireless redundancy, virtual private networks (“VPNs”), disaster recovery, bundled data and video services. We provide service to business customers in New York City, Boston, Chicago, Los Angeles, San Francisco, Seattle, Miami, Dallas-Fort Worth, Philadelphia, Nashville, Las Vegas-Reno, Providence and Newport, Rhode Island.

Our Networks

Our broadband network is constructed in a significantly different manner than the legacy service providers.  In each of our markets, we enter into lease agreements with building owners which we refer to as Company Locations.  At these locations, we install a significant amount of equipment on the building rooftop in order to connect numerous customers to the Internet.  We also connect to the Internet at some of these locations by entering into either IP transit agreements or peering arrangements with a national service provider. These connection points are referred to as Points of Presence, or PoPs.  Each PoP is “linked” to one or more other PoPs to enhance redundancy and make sure that there is no single point of failure.  We refer to the core connectivity of all of our PoPs as a “Wireless Ring in the Sky.”   Each PoP has a coverage area averaging six miles although the exact distance can be affected by numerous factors, most significantly, how clear the line of sight is between the PoP and the customer location.

We also install equipment at each customer location which we refer to as Customer Locations.  Equipment installed at both Company and Customer Locations includes receivers and antennas.  A wireless connection is established between each Customer Location to one or more PoPs through which Internet service is provided on a wireless basis.

We intend to use a portion of the net proceeds from this offering for expanding our Wi-Fi network. We have deployed and are currently expanding a Wi-Fi network in the New York City market. Our Wi-Fi network is a supplement to mobile data offloading, specifically in areas with a high level of mobile broadband usage. The increased use of the mobile Internet and the mass user adoption of smartphones and tablet devices have caused unprecedented congestion on existing cellular networks. The lack of network capacity has directly yielded unsatisfactory end user experiences. We believe that our Wi-Fi network will improve the experience for end users of Wi-Fi enabled smartphones, tablets and other devices by providing additional capacity for smartphones and tablet devices.  Potential customers for our Wi-Fi network include carriers and similar businesses. In addition to the New York City market, we plan on deploying our Wi-Fi network in other key markets, including San Francisco and Chicago in 2012.

Markets

We intend to grow our business by deploying our service more broadly and seeking to rapidly increase our customer base. We intend to deploy our wireless broadband network broadly both in terms of geography and categories of commercial and business customers. We intend to increase the number of geographic markets we serve by expanding into new markets and through strategic acquisitions. We also plan to service a wide range of commercial customers ranging from small businesses to large enterprises.

We determine which geographic markets to enter by assessing a number of criteria in four broad categories. First, we evaluate our ability to deploy our service in a given market, taking into consideration our spectrum position, the availability of towers and zoning constraints. Second, we assess the market by evaluating the number of competitors, existing price points, demographic characteristics and distribution channels. Third, we evaluate the economic potential of the market, focusing on our forecasts of revenue growth opportunities and capital requirements. Finally, we look at market clustering opportunities and other cost efficiencies that might be realized. Based on this approach, as of March 31, 2011, we offered wireless broadband connectivity in nine markets in the top 20 metropolitan statistical areas covering 64% of small and medium business (5 to 249 employees).

We believe there are significant market opportunities beyond the twelve markets in which we are currently offering our services.  Our long-term plan is to expand nationally into other top metropolitan markets in the United States.  However, given the difficult economic environment over the past few years, we have been focusing our efforts on the acquisition of other wireless internet service providers in both existing and new markets.  We believe there are significant opportunities to acquire smaller, locally based service providers.  Many of these operators have built a solid network and a stable customer base.  However, the significant capital requirements associated with building and maintaining a wireless network, combined with a long recession, have adversely impacted the financial strength and liquidity of these companies.  We believe the cost of acquiring these companies can be less than achieving the same relative growth organically.  During 2010, we completed two acquisitions. We have completed one acquisition in 2011 and may complete additional acquisitions in 2011.  Our decision to organically expand into new markets will depend upon many factors including the timing and frequency of acquisitions, national and local economic conditions, and the opportunity to leverage existing customer relationships in new markets.

Competitive Strengths

Even though we face substantial existing and prospective competition, we believe that we have a number of competitive advantages that will allow us to retain existing customers and attract new customers over time.

Reliability

Our network was designed specifically to support wireless broadband services. The networks of cellular, cable and DSL companies rely on infrastructure that was originally designed for non-broadband purposes. We also connect the customer to our Wireless Ring in the Sky, which has no single point of failure. This ring is fed by multiple lead Internet providers located at opposite ends of our service cities and connected to our national ring which is fed by multiple leading carriers. We believe that we are the only wireless broadband provider that offers true separate egress for true redundancy. With DSL and cable offerings, the wireline connection can be terminated by one backhoe swipe or switch failure. Our Wireless Ring in the Sky is backhoe-proof and weather-proof. As a result, our network has historically experienced reliability rates of approximately 99%.

Flexibility

Our wireless infrastructure and service delivery enables us to respond quickly to changes in a customer’s broadband requirements.  We offer bandwidth options ranging from 0.5 megabits per second up to 1.5 gigabit per second.  We can usually adjust a customer’s bandwidth remotely and without having to visit the customer location to modify or install new equipment.  Changes can often be made on a same day basis.

Timeliness

In many cases, we can install a new customer and begin delivering Internet connectivity within 3 to 5 business days after receiving a customer’s order.  Many of the larger telecommunications companies can take 30 to 60 days to complete an installation.  As businesses conduct more of their business operations through the Internet, the timeliness of service delivery has become more important.

Value

We own our entire network, which enables us to price our services lower than most of our competitors. Specifically, we are able to offer competitive prices because we do not have to buy a local loop charge from the telephone company.

Efficient Economic Model

Our economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wireline broadband service providers. We own our entire network, thereby eliminating costs involved in using lines owned by telephone or cable companies. Our network is modular.  Coverage is directly related to the height of the facility we are on.  The average area covered by a Point of Presence is a six mile radius.

Experienced Management Team

We have an experienced executive management team with more than 50 years of combined experience as company leaders.  Our President and Chief Executive Officer, Jeffrey M. Thompson, is a founder of the Company and has more than 20 years of experience in the data communications industry.  Our Chief Financial Officer, Joseph P. Hernon, has been the chief financial officer for three publicly traded companies. Our Chief Operating Officer, Mel Yarbrough, has more than 10 years of experience leading direct sales organizations.

Recent Developments

On May 18, 2011, we completed the acquisition of certain business assets from One Velocity, Inc. (“One Velocity”). The acquired business assets include substantially all of One Velocity’s customer contracts, network infrastructure, and related assets in the Las Vegas and Reno, Nevada markets. The aggregate consideration for the acquisition includes (i) approximately $1.6 million in cash, and (ii) approximately $1.6 million in common stock payable in unregistered shares, subject to adjustment.

Special Considerations

Each share of our common issued in the Offering will include one preferred share purchase right ("Right") to purchase additional shares of our common stock in certain circumstances. Each Right trades as a unit with our common stock and is issued pursuant to, and will be subject to the terms and conditions of, the Rights Agreement, dated November 9, 2010 (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).  Each Right, when exercisable, will entitle the registered holder thereof to purchase from the Company one one-hundredth (1/100th) of a share of Series A Preferred Stock, par value $0.001 per share of the Company (the “Preferred Stock”) at a Purchase Price of $18.00 per one-hundredth (1/100th) of a share of Preferred Stock (the “Purchase Price”), subject to certain adjustments.

Provisions of our certificate of incorporation, by-laws, the Rights Agreement and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing changes in control of management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

Our certificate of incorporation permits our board of directors to issue preferred stock without stockholder approval upon such terms as the board of directors may determine. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding common stock. Although we have no present intention of issuing any additional preferred stock, an issuance of a substantial number of preferred shares could adversely affect the price of our common stock.

Our by-laws and certificate of incorporation, and provisions of Delaware law, also may make it difficult to remove directors.  These provisions make it more difficult for our stockholders to change the composition of the board of directors and approve transactions they may deem to be in their best interests that are not approved by the board of directors.

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that holders of the Rights become entitled to exercise their Rights for Common Stock (or common stock of the surviving entity in a merger with the Company), since until that time the Rights may be redeemed by the Board of Directors of the Company at $0.001 per Right.

Company Information

        Our principal executive offices are located at 55 Hammarlund Way, Middletown, Rhode Island, 02842.  Our telephone number is (401) 848-5848.  Our Internet address is www.towerstream.com . Information on or accessible through our website does not constitute part of this prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement.

The Offering

Common stock offered by us pursuant to this prospectus supplement	[*] shares

Common stock to be outstanding immediately after the offering	[*] shares

Use of proceeds
We intend to use the net proceeds from this offering for the deployment and expansion of our Wi-Fi network, potential acquisitions, organic expansion in existing and new markets and general corporate purposes.   See “Use of Proceeds” on page S-8 of this prospectus supplement.

NASDAQ symbol	TWER

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus.

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 42,897,484 shares of common stock outstanding as of July 13, 2011. The number of outstanding shares excludes, as of July 13, 2011:

•
2,965,159 shares of our common stock issuable upon the exercise of exercisable outstanding stock options under our 2007 Equity Compensation Plan, 2007 Incentive Stock Plan and 2008 Non-Employee Directors Compensation Plan (collectively, our “Option Plans”), having a weighted average exercise price of $1.90 per share; and

•	4,326,310 shares of our common stock issuable upon the exercise of warrants with a weighted average exercise price of $4.61 (ranging between $4.00 and $6.00).

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise by the underwriters of the over-allotment option and the Representatives’ option described under "Underwriting – Share Purchase Options."

RISK FACTORS

An investment in our common stock involves a high degree of risk and uncertainty. You should consider the “Risk Factors” included in the accompanying prospectus, as well as the other information contained in this prospectus supplement and in documents that are incorporated by reference into this prospectus supplement. If any of these risks were to occur, our business, financial condition, cash flow or prospects and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

  You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering. Assuming we sell 7,000,000 shares of our common stock in this offering at an assumed public offering price of $4.41 per share (which was the closing price of our common stock as reported on The NASDAQ Capital Market on July 13, 2011), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $3.13 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2011 after giving effect to this offering and the assumed public offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

  You may experience future dilution as a result of future equity offerings.

  In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We may be unable to successfully execute any of our identified business plans related to our intended use of the net proceeds of this offering, including the deployment and expansion of our Wi-Fi network.

We have deployed and are currently expanding a Wi-Fi network in the New York City market. Our Wi-Fi network is a supplement to mobile data offloading, specifically in areas with a high level of mobile broadband usage. We believe that our Wi-Fi network will improve the experience for end users of Wi-Fi enabled smartphones, tablets and other devices by providing additional capacity for smartphones and tablet devices, and intend to use a portion of the net proceeds from this offering for the expansion of our Wi-Fi network in New York City, and potentially other key markets, including San Francisco and Chicago. There is no assurance, however, that we will be able to secure any customers for our Wi-Fi network, or that our Wi-Fi network will perform in the manner that we expect, in New York City, or any other markets in which our Wi-Fi network is deployed.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

Factors that might affect our forward-looking statements include, among other things:

•	overall economic and business conditions;
•	the demand for our goods and services;
•	competitive factors in the industries in which we compete;
•	our ability to deploy and expand a Wi-Fi network in the New York City and other key markets;
•	changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);
•	emergence of new technologies which compete with our service offerings;
•	the outcome of litigation and governmental proceedings;
•	interest rate fluctuations and other changes in borrowing costs;
•	other capital market conditions, including availability of funding sources;
•	potential further impairment of our indefinite-lived intangible assets and/or our long-lived assets; and
•	changes in government regulations related to the broadband, wireless and Internet protocol industries.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” herein and in the documents incorporated by reference herein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

Assuming we offer 7,000,000 shares of our common stock in this offering, we estimate that the net proceeds from the sale of the shares of common stock that we are offering hereby will be approximately $28.9 million, or approximately $33.3 million if the underwriters exercise in full their over-allotment option to purchase additional shares of common stock, based on the public offering price of $4.41 per share (the closing price of our common stock on July 13, 2011), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Representatives’ option described under "Underwriting – Share Purchase Options."  We do not expect that a change in the public offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering, although it may impact the amount of time prior to which we will need to seek additional capital.

We intend to use the net proceeds from this offering as follows for the deployment and expansion of our Wi-Fi network, potential acquisitions, organic expansion in existing and new markets and general corporate purposes.

 The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our business and efforts to engage in a strategic transaction.   As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.

We have no present understandings, commitments or agreements with respect to any mergers or acquisitions.  Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

The net tangible book value of our common stock on March 31, 2011 was approximately $34,374,180, or approximately $0.81 per share, based on 42,410,931 shares of our common stock outstanding as of March 31, 2011. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

Assuming we sell 7,000,000 shares of our common stock in this offering at an assumed public offering price of $4.41 per share (the closing price of our common stock on July 13, 2011), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2011 would have been approximately $63.2 million, or $1.28 per share. This represents an immediate increase in net tangible book value of $0.47 per share to existing stockholders and immediate dilution in net tangible book value of $3.13 per share to new investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates this per share dilution:

Assumed public offering price per share		$4.41
Net tangible book value per share as of March 31, 2011	$0.81
Increase in net tangible book value per share attributable to this offering	$0.47
Pro forma net tangible book value per share as of March 31, 2011, after giving effect to this offering		$1.28
Dilution per share to new investors in this offering		$3.13

If the underwriters exercise in full the over-allotment option to purchase an additional 15% of the shares of common stock offered in this offering at the assumed offering price of $4.41 per share, or 1,050,000 shares assuming we offer 7,000,000 shares of our common stock in this offering, the as adjusted net tangible book value after this offering would be $1.34 per share, representing an increase in net tangible book value of $0.53 per share to existing stockholders and immediate dilution in net tangible book value of $3.07 per share to new investors purchasing our common stock in this offering at the assumed public offering price.

The number of shares of common stock to be outstanding immediately after this offering is based on 42,897,484 shares of common stock outstanding as of July 13, 2011. The number of outstanding shares excludes, as of July 13, 2011:

•	2,965,159 shares of our common stock issuable upon the exercise of exercisable outstanding stock options under our Option Plans, having a weighted average exercise price of $1.90 per share; and

•	4,326,310 shares of our common stock issuable upon the exercise of warrants with a weighted average exercise price of $4.61 (ranging between $4.00 and $6.00).

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Lazard Capital Markets LLC, Rodman & Renshaw, LLC and Merriman Capital, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement as indicated below:

Number of
Underwriter	Shares
Lazard Capital Markets LLC
Rodman & Renshaw, LLC
Merriman Capital, Inc.

Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale.  The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions.  The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

The underwriters have an option to buy up to [*] additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above.  The underwriters may exercise this option at any time and from time to time during the 45-day period from the date of this prospectus supplement.  If any additional shares of common stock are purchased, the underwriters will offer the additional shares of common stock on the same terms as those on which the shares are being offered.

The underwriters initially propose to offer the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement.  After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the underwriters.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Commissions and Discounts

The following table summarizes the public offering price, underwriting discounts and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock:

Total
		Without	With
	Per Share	Over-Allotment	Over-Allotment
Public offering price	$
Underwriting discounts
Proceeds, before expenses, to us

The expenses of the offering, not including the underwriting discount and commissions, payable by us are estimated to be $[ *], which includes $[*] that we have agreed to reimburse the underwriters for certain fees and legal expenses incurred by them in connection with this offering, including a $200,000 non-accountable expense allowance payable to Rodman & Renshaw, LLC.

The relationship between Lazard Frères & Co. LLC and Lazard Capital Markets LLC is governed by a business alliance agreement between their respective parent companies. Pursuant to such agreement, Lazard Frères & Co. LLC referred this offering to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above.

Listing on The NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “TWER.”  Our registrar and transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Indemnification

We and the underwriters have agreed to indemnify each other, and we have also agreed to indemnify Lazard Frères & Co. LLC, against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.  We have also agreed to contribute to payments the underwriters and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No Sales of Similar Securities

We and each of our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives.  The 90-day “lock-up” period during which we and our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless the representatives waive, in writing, such an extension.

Share Purchase Options

We have agreed to issue to Lazard Capital Markets, LLC and Rodman & Renshaw, LLC options to purchase from us, in the aggregate, up to a total of [*] shares of our common stock (5% of the shares of our common stock sold in this offering, excluding the over-allotment shares). The shares of our common stock issuable upon exercise of such options are identical to those offered by this prospectus supplement and accompanying prospectus. The options are exercisable at a price of $[*] per share (125% of the public offering price per share of common stock sold in this offering), commencing on a date which is one year from the date of this prospectus supplement and expiring five years after the date of this prospectus supplement. The options and the [*] shares of common stock underlying these options have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Each of Lazard Capital Markets LLC and Rodman & Renshaw, LLC (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these options or the securities underlying these options, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus supplement. Additionally, the options may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus supplement, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The options may be registered under the registration statement that this prospectus supplement forms a part of.  In addition, the options provide for registration rights upon request, in certain cases.  We will bear all fees and expenses attendant to registering the securities issuable on exercise of the options, other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the options may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.  However, the options exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the option exercise price.

Price Stabilization, Short Positions

In order to facilitate the offering of the shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares of common stock than they are obligated to purchase under the underwriting agreement, creating a short position.  The underwriters must close out any short position by purchasing shares of common stock in the open market.  A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

A prospectus in electronic format may be made available on websites maintained by the underwriters.  Lazard Capital Markets LLC and Rodman & Renshaw, LLC, as representatives of the underwriters, may agree to allocate a number of shares of common stock to other underwriters for sale to its online brokerage account holders.  Internet distributions will be allocated by each underwriter on the same basis as other allocations.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”).  The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented and agreed that:

(a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b)      it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

To the extent that the offer of the shares of common stock are made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c)      in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Shares to the public” in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Sichenzia Ross Friedman Ference LLP, New York, New York. Certain legal matters will be passed upon for Lazard Capital Markets LLC by Proskauer Rose LLP, New York, New York, and for Rodman & Renshaw, LLC by Richardson & Patel LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the securities covered by this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 17, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which was filed with the SEC on May 10, 2011;

•	our Current Reports on Form 8-K which were filed with the SEC on March 30, 2011, May 10, 2011 (only with respect to disclosure under Item 8.01), May 23, 2011 and June 29, 2011;

•	our definitive proxy statement relating to our 2011 annual meeting of stockholders, which was filed with the SEC on May 5, 2011;

•	our definitive additional materials relating to our 2011 annual meeting of stockholders, which was filed with the SEC on May 5, 2011;

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-33449), which was filed with the SEC on May 7, 2007;

•	all filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive proxy statements, and amendments to any of these reports or statements, free of charge on the SEC’s website. You may also access our website at www.towerstream.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus or into such documents). Such requests may be directed to Towerstream Corporation, 55 Hammarlund Way, Middletown, Rhode Island, 02842 Attn: Chief Financial Officer, (401) 848-5848.

In accordance with Rule 412 under the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

TOWERSTREAM CORPORATION

$125,000,000

Common Stock
Preferred Stock
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of securities that we describe in this prospectus having an aggregate initial offering price of up to $125,000,000.  We may also offer common stock or preferred stock upon exercise of warrants; and common stock upon conversion of preferred stock or exercise of warrants.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on The NASDAQ Capital Market under the symbol “TWER.”  On May 9, 2011, the last reported sale price of our common stock on The NASDAQ Capital Market was $4.13. The applicable prospectus supplement will contain information, where applicable, as to any listing, if any, on The NASDAQ Capital Market or any other securities market or other exchange covered by the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES VARIOUS RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in an accompanying  prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 17, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate initial offering price of $125,000,000.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any accompanying prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement. You should carefully read both this prospectus and any accompanying  prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, accompanying prospectus supplements and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus.

This prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or any sale of a security.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Towerstream,” the “Company,” “we,” “us” and “our” to refer to Towerstream Corporation.

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Towerstream Corporation

Towerstream Corporation provides broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum.   Our service supports bandwidth on demand, wireless redundancy, virtual private networks (“VPNs”), disaster recovery, bundled data and video services. We provide service to business customers in New York City, Boston, Chicago, Los Angeles, San Francisco, Seattle, Miami, Dallas-Fort Worth, Philadelphia, Nashville, Providence and Newport, Rhode Island.

Our principal executive offices are located at 55 Hammarlund Way, Middletown, Rhode Island, 02842.  Our telephone number is (401) 848-5848.  Our Internet address is www.towerstream.com . Information on or accessible through our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

Our Networks

Our broadband network is constructed in a significantly different manner than the legacy service providers.  In each of our markets, we enter into lease agreements with building owners which we refer to as Company Locations.  At these locations, we install a significant amount of equipment on the building rooftop in order to connect numerous customers to the Internet.  We also connect to the Internet at some of these locations by entering into either IP transit agreements or peering arrangements with a national service provider. These connection points are referred to as Points of Presence, or PoPs.  Each PoP is “linked” to one or more other PoPs to enhance redundancy and make sure that there is no single point of failure.  We refer to the core connectivity of all of our PoPs as a “Wireless Ring in the Sky.”   Each PoP has a coverage area averaging six miles although the exact distance can be affected by numerous factors, most significantly, how clear the line of sight is between the PoP and the customer location.

We also install equipment at each customer location which we refer to as Customer Locations.  Equipment installed at both Company and Customer Locations includes receivers and antennas.  A wireless connection is established between each Customer Location to one or more PoPs through which Internet service is provided on a wireless basis.

  Markets

We intend to grow our business by deploying our service more broadly and seeking to rapidly increase our customer base. We intend to deploy our wireless broadband network broadly both in terms of geography and categories of commercial and business customers. We intend to increase the number of geographic markets we serve by expanding into new markets and through strategic acquisitions. We also plan to service a wide range of commercial customers ranging from small businesses to large enterprises.

We determine which geographic markets to enter by assessing a number of criteria in four broad categories. First, we evaluate our ability to deploy our service in a given market, taking into consideration our spectrum position, the availability of towers and zoning constraints. Second, we assess the market by evaluating the number of competitors, existing price points, demographic characteristics and distribution channels. Third, we evaluate the economic potential of the market, focusing on our forecasts of revenue growth opportunities and capital requirements. Finally, we look at market clustering opportunities and other cost efficiencies that might be realized. Based on this approach, as of March 31, 2011, we offered wireless broadband connectivity in nine markets in the top 20 metropolitan statistical areas covering 64% of small and medium business (5 to 249 employees).

We believe there are significant market opportunities beyond the eleven markets in which we are currently offering our services.  Our long-term plan is to expand nationally into other top metropolitan markets in the United States.  However, given the difficult economic environment over the past few years, we have been focusing our efforts on the acquisition of other wireless internet service providers in both existing and new markets.  We believe there are significant opportunities to acquire smaller, locally based service providers.  Many of these operators have built a solid network and a stable customer base.  However, the significant capital requirements associated with building and maintaining a wireless network, combined with a long recession, have adversely impacted the financial strength and liquidity of these companies.  We believe the cost of acquiring these companies can be less than achieving the same relative growth organically.  During 2010, we completed two acquisitions and we expect to complete additional acquisitions in 2011.  Our decision to organically expand into new markets will depend upon many factors including the timing and frequency of acquisitions, national and local economic conditions, and the opportunity to leverage existing customer relationships in new markets.

Competitive Strengths

Even though we face substantial existing and prospective competition, we believe that we have a number of competitive advantages that will allow us to retain existing customers and attract new customers over time.

Reliability

Our network was designed specifically to support wireless broadband services. The networks of cellular, cable and DSL companies rely on infrastructure that was originally designed for non-broadband purposes. We also connect the customer to our Wireless Ring in the Sky, which has no single point of failure. This ring is fed by multiple lead Internet providers located at opposite ends of our service cities and connected to our national ring which is fed by multiple leading carriers. We believe that we are the only wireless broadband provider that offers true separate egress for true redundancy. With DSL and cable offerings, the wireline connection can be terminated by one backhoe swipe or switch failure. Our Wireless Ring in the Sky is backhoe-proof and weather-proof. As a result, our network has historically experienced reliability rates of approximately 99%.

Flexibility

Our wireless infrastructure and service delivery enables us to respond quickly to changes in a customer’s broadband requirements.  We offer bandwidth options ranging from 0.5 megabits per second up to 1.5 gigabit per second.  We can usually adjust a customer’s bandwidth remotely and without having to visit the customer location to modify or install new equipment.  Changes can often be made on a same day basis.

Timeliness

In many cases, we can install a new customer and begin delivering Internet connectivity within 3 to 5 business days after receiving a customer’s order.  Many of the larger telecommunications companies can take 30 to 60 days to complete an installation.  As businesses conduct more of their business operations through the Internet, the timeliness of service delivery has become more important.

Value

We own our entire network which enables us to price our services lower than most of our competitors. Specifically, we are able to offer competitive prices because we do not have to buy a local loop charge from the telephone company.

Efficient Economic Model

Our economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wireline broadband service providers. We own our entire network, thereby eliminating costs involved in using lines owned by telephone or cable companies. Our network is modular.  Coverage is directly related to the height of the facility we are on.  The average area covered by a Point of Presence is a six mile radius.

Experienced Management Team

We have an experienced executive management team with more than 50 years of combined experience as company leaders.  Our President and Chief Executive Officer, Jeffrey M. Thompson, is a founder of the Company and has more than 20 years of experience in the data communications industry.  Our Chief Financial Officer, Joseph P. Hernon, has been the chief financial officer for three publicly traded companies. Our Chief Operating Officer, Mel Yarbrough, has more than 10 years of experience leading direct sales organizations.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

 Risks Relating to Our Business

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

In order to pursue business opportunities, we will need to continue to build our infrastructure and strengthen our operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	the ability of our equipment, our equipment suppliers or our service providers to perform as we expect;

•	the ability of our services to achieve market acceptance;

•	our ability to manage third party relationships effectively;

•	our ability to identify suitable locations and then negotiate acceptable agreements with building owners so that we can establish Points of Presence (“POPs”) on their rooftop;

•	our ability to work effectively with new customers to secure approval from their landlord to install our equipment;

•	our ability to effectively manage the growth and expansion of our business operations without incurring excessive costs, high employee turnover or damage to customer relationships;

•	our ability to attract and retain qualified personnel which may be affected by the significant competition in our industry for persons experienced in network operations and engineering;

•	equipment failure or interruption of service which could adversely affect our reputation and our relations with our customers;

•	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve; and

•	our ability to raise additional capital to fund our growth and to support our operations until we reach profitability.

Our failure to adequately address any one or more of the above factors could have a significant adverse impact on our ability to execute our business plan and the long term viability of our business.

We depend on the continued availability of leases or licenses for our communications equipment.

We have constructed proprietary networks in each of the markets we serve by installing antennae on rooftops, cellular towers and other structures pursuant to lease or license agreements to send and receive wireless signals necessary for our network. We typically seek five year initial terms for our leases with three to five year renewal options. Such renewal options are generally exercisable at our discretion before the expiration of the current term. If these leases are terminated or if the owners of these structures are unwilling to continue to enter into leases or licenses with us in the future, we would be forced to seek alternative arrangements with other providers. If we are unable to continue to obtain or renew such leases on satisfactory terms, our business would be harmed.

Our business depends on a strong brand, and if we do not maintain and enhance our brand, our ability to attract and retain customers may be impaired and our business and operating results may be harmed.

We believe that our brand is a critical part of our business. Maintaining and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and maintain the “Towerstream” brand, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that maintaining and enhancing our brand will become increasingly important, difficult and expensive.

We may pursue acquisitions that we believe complement our existing operations but which involve risks that could adversely affect our business.

Acquisitions involve risks that could adversely affect our business including the diversion of management time from operations and difficulties integrating the operations and personnel of acquired companies. In addition, any future acquisitions could result in significant costs, the incurrence of additional debt or the issuance of equity securities to fund the acquisition, and the assumption of contingent or undisclosed liabilities, all of which could materially adversely affect our business, financial condition and results of operations.

In connection with any future acquisition, we generally will seek to minimize the impact of contingent and undisclosed liabilities by obtaining indemnities and warranties from the seller. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to their limited scope, their amount or duration, the financial limitations of the indemnitor or warrantor, or for other reasons.

We continue to consider strategic acquisitions, some of which may be larger than those previously completed and could be material acquisitions.  Integrating acquisitions is often costly and may require significant attention from management.  Delays or other operational or financial problems that interfere with our operations may result.  If we fail to implement proper overall business controls for companies or assets we acquire or fail to successfully integrate these acquired companies or assets in our processes, our financial condition and results of operations could be adversely affected.  In addition, it is possible that we may incur significant expenses in the evaluation and pursuit of potential acquisitions that may not be successfully completed.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future.

Our current business was launched in 1999 and has incurred losses in each year of operation. Through December 31, 2007, we incurred cumulative operating losses totaling $16,714,727, of which $8,213,002 were recapitalized at the time of our S-corporation revocation. We recorded a net loss of $13,377,419 in 2008, $8,625,250 in 2009 and $5,603,007 in 2010. For the three months ended March 31, 2011, we recorded a net loss of $1,512,584. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop our network, expand our markets, undertake acquisitions, acquire spectrum and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses.

If we are unable to execute our business strategy and grow our business, either as a result of the risks identified in this section or for any other reason, our business, prospects, financial condition and results of operations will be adversely affected.

Cash and cash equivalents represent one of our largest assets and in light of the recent market turmoil among financial institutions and related liquidity issues, we may be at risk of being uninsured for a large portion of such assets or having timing problems accessing such assets.

The market turmoil experienced over the past few years, including the failure or insolvency of several large financial institutions and the credit crunch affecting the short term debt markets, has caused liquidity problems for companies and institutions across the country.  As of March 31, 2011, we had approximately $22,000,000 in cash and cash equivalents with one large financial banking institution. Although the present regulatory response in the United States for when a large institution becomes insolvent generally has been to have the failing institution merge or transfer assets to more solvent entities, thereby avoiding failures, it is possible that any financial institution could become insolvent or fail.  At times, our cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. If the institution at which we have placed our funds were to become insolvent or fail, we could be at risk for losing a substantial portion of our cash deposits, or incur significant time delays in obtaining access to such funds. In light of the limited amount of federal insurance for deposits, even if we were to spread our cash assets among several institutions, we would remain at risk for the amount not covered by insurance.

The global economic crisis could have a material adverse effect on our liquidity and capital resources.

The recent distress in the financial markets has resulted in extreme volatility in security prices and diminished liquidity and credit availability, and there can be no assurance that our liquidity will not be affected by changes in the financial markets and the global economy or that our capital resources will at all times be sufficient to satisfy our liquidity needs. Although we believe that cash provided by operations and our cash and cash equivalents currently on hand will provide us with sufficient liquidity through the current credit crisis, tightening of the credit markets could make it more difficult for us to access funds, enter into agreements for new debt or obtain funding through the issuance of our securities.

In addition, the current credit crisis is having a significant negative impact on businesses around the world, and the impact of this crisis on our major suppliers cannot be predicted. The inability of key suppliers to access liquidity, or the insolvency of key suppliers, could lead to delivery delays or failures.

Our business may require additional capital for continued growth, and our growth may be slowed if we do not have sufficient capital.

The continued growth and operation of our business may require additional funding for working capital, debt service, the enhancement and upgrade of our network, the build-out of infrastructure to expand our coverage, possible acquisitions and possible bids to acquire spectrum licenses.  We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price at the time of such issuance. Similarly, we may seek debt financing and may be forced to incur significant interest expense. If we cannot secure sufficient funding, we may be forced to forego strategic opportunities or delay, scale back or eliminate network deployments, operations, acquisitions, spectrum bids and other investments.

 Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to attract and retain customers.

The market for broadband and related services is highly competitive, and we compete with several other companies within each of our markets. Many of our competitors are well established with larger and better developed networks and support systems, longer- standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Our competitors may subsidize competing services with revenue from other sources and, thus, may offer their products and services at prices lower than ours. Our competitors may also reduce the prices of their services significantly or may offer broadband connectivity packaged with other products or services. We may not be able to reduce our prices or otherwise combine our services with other products or services, which may make it more difficult to attract and retain customers. In addition, new competitors may emerge for our primarily commercial and business customer base from businesses primarily engaged in providing residential services to consumers.

 We expect existing and prospective competitors to adopt technologies or business plans similar to ours, or seek other means to develop services competitive with ours, particularly if our services prove to be attractive in our target markets. This competition may make it difficult to attract and retain customers.

We may experience difficulties in constructing, upgrading and maintaining our network, which could adversely affect customer satisfaction, increase customer turnover and reduce our revenues.

Our success depends on developing and providing products and services that give customers high quality Internet connectivity. If the number of customers using our network and the complexity of our products and services increase, we will require more infrastructure and network resources to maintain the quality of our services. Consequently, we may be required to make substantial investments to construct and improve our facilities and equipment, and to upgrade our technology and network infrastructure. If we do not implement these developments successfully, or if we experience inefficiencies, operational failures or unforeseen costs during implementation, the quality of our products and services could decline.

We may experience quality deficiencies, cost overruns and delays in implementing our network improvements and expansion, in maintenance and upgrade projects, including the portions of those projects not within our control or the control of our contractors. Our network requires the receipt of permits and approvals from numerous governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other construction necessary for our business. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing projects. In addition, we typically are required to obtain rights from land, building or tower owners to install our antennae and other equipment to provide service to our customers. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct our network and expand our services.

We also face challenges in managing and operating our network. These challenges include operating, maintaining and upgrading network and customer premise equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of our business while providing reliable network service at expected speeds and quality. Our failure in any of these areas could adversely affect customer satisfaction, increase customer turnover or churn, increase our costs and decrease our revenues.

If we do not obtain and maintain rights to use licensed spectrum in one or more markets, we may be unable to operate in these markets which could negatively impact our ability to execute our business strategy. To the extent we secure licensed spectrum, we face increased operational costs, greater regulatory scrutiny and may become subject to arbitrary government decision making.

Since we provide our services in some markets by using licensed spectrum, we must secure and maintain sufficient rights to use licensed spectrum by obtaining licenses or long-term leases in those markets. Obtaining licensed spectrum can be a long and difficult process that can be costly and require a disproportionate amount of our management resources, and may require us to incur significant debt or secure additional capital. We may not be successful in our efforts to secure financing and may not be deemed a qualified bidder due to our relatively small size or our creditworthiness, or be able to acquire, lease or maintain the spectrum necessary to execute our strategy.

Licensed spectrum, whether owned or leased, poses additional risks, including:

•	inability to satisfy build-out or service deployment requirements upon which spectrum licenses or leases are, or may be, conditioned;

•	increases in spectrum acquisition costs or complexity;

•	competitive bids, pre-bid qualifications and post-bid requirements for spectrum acquisitions, in which we may not be successful leading to, among other things, increased competition;

•	adverse changes to regulations governing spectrum rights;

•	the risk that acquired or leased spectrum will not be commercially usable or free of damaging interference from licensed or unlicensed operators in our or adjacent bands;

•	contractual disputes with, or the bankruptcy or other reorganization of, the license holders, which could adversely affect control over the spectrum subject to such licenses;

•	failure of the FCC or other regulators to renew spectrum licenses as they expire; and

•	invalidation of authorization to use all or a significant portion of our spectrum.

In a number of markets we utilize unlicensed spectrum which is subject to intense competition, low barriers of entry and slowdowns due to multiple users.

We presently utilize unlicensed spectrum in connection with our service offerings. Unlicensed or “free” spectrum is available to multiple users and may suffer bandwidth limitations, interference and slowdowns if the number of users exceeds traffic capacity. The availability of unlicensed spectrum is not unlimited and others do not need to obtain permits or licenses to utilize the same unlicensed spectrum that we currently or may utilize in the future, threatening our ability to reliably deliver our services. Moreover, the prevalence of unlicensed spectrum creates low barriers of entry in our business, creating the potential for heightened competition.

Interruption or failure of our information technology and communications systems could impair our ability to provide services which could damage our reputation and adversely affect our operating results.

Our services depend on the continuing operation of our information technology and communications systems. We have experienced service interruptions in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation could be permanently harmed. We may need to make significant capital expenditures to increase the reliability of our systems, however, these capital expenditures may not achieve the results we expect.

Excessive customer churn may adversely affect our financial performance by slowing customer growth, increasing costs and reducing revenues.

The successful implementation of our business plan depends upon controlling customer churn. Customer churn is a measure of customers who stop using our services. Customer churn could increase as a result of:

•	billing errors and/or general reduction in the quality of our customer service;

•	interruptions to the delivery of services to customers over our network;

•
the availability of competing technology, such as cable modems, DSL, third-generation cellular, satellite, wireless Internet service and other emerging technologies, some of which may be less expensive or technologically superior to those offered by us;

•	changes in promotions and new marketing or sales initiatives; and

•	new competitors entering the markets in which we offer service.

An increase in customer churn can lead to slower customer growth, increased costs and a reduction in revenues.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

There is no track record for companies pursuing our strategy. Many fixed wireless companies have failed and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, the value of our company may decrease and our stockholders could lose their investment.

We may not be able to effectively control and manage our growth which would negatively impact our operations.

If our business and markets continue to grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings, and in integrating acquired businesses. Such events would increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause backlogs and administrative inefficiencies.

The success of our business depends on the continuing contributions of key personnel and our ability to attract, train and retain highly qualified personnel.

We are highly dependent on the continued services of our Chairman, Philip Urso, and our President and Chief Executive Officer, Jeffrey M. Thompson.  In December 2007, we entered into a two-year employment agreement with Jeffrey M. Thompson. The agreement automatically renews for additional one year periods unless terminated by written notice no later than 60 days prior to the expiration of the then current term.  We cannot guarantee that any of these persons will stay with us for any definite period. Loss of the services of any of these individuals could adversely impact our operations. We do not maintain policies of “key man” insurance on our executives.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees in order to successfully introduce our services in new markets and grow our business in existing markets. Qualified technical employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business and retain our existing customer base.

Any acquisitions we make could result in integration difficulties that could lead to substantial costs, delays or other operational or financial difficulties.

We may seek to expand by acquiring competing businesses, including those operating in our current business markets or those operating in other geographic markets. We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required. We expect to encounter competition for acquisitions which may limit the number of potential acquisition opportunities and may lead to higher acquisition prices. We may not be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, without substantial costs, delays or other operational or financial difficulties.

In addition, such acquisitions involve a number of other risks, including:

•	failure of the acquired businesses to achieve expected results;

•	diversion of management’s attention and resources to acquisitions;

•	failure to retain key customers or personnel of the acquired businesses;

•	disappointing quality or functionality of acquired equipment and personnel; and

•	risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction with, or performance problems of, a single acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

Our inability to obtain capital,  internally generate cash, secure debt financing, or use shares of our common stock to finance future acquisitions could impair the growth and expansion of our business.

The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on (i) the market value of our securities which will vary, (ii) liquidity, which is presently limited, and (iii) the willingness of potential sellers to accept shares of our common stock as full or partial payment for their business. Using shares of our common stock for this purpose may result in significant dilution to existing stockholders. To the extent that we are unable to use common stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or equity financings. We may not be able to obtain the necessary capital to finance any acquisitions. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of expansion or redirect resources committed to internal purposes. Our failure to use shares of our common stock to make future acquisitions may hinder our ability to actively pursue our acquisition program.

We rely on a limited number of third party suppliers that manufacture network equipment, and install and maintain our network sites. If these companies fail to perform or experience delays, shortages or increased demand for their products or services, we may face shortage of components, increased costs, and may be required to suspend our network deployment and our product and service introduction.

We depend on a limited number of third party suppliers to produce and deliver products required for our networks. We also depend on a limited number of third parties to install and maintain our network facilities. We do not maintain any long term supply contracts with these manufacturers. If a manufacturer or other provider does not satisfy our requirements, or if we lose a manufacturer or any other significant provider, we may have insufficient network equipment for delivery to customers and for installation or maintenance of our infrastructure, and we may be forced to suspend the deployment of our network and enrollment of new customers, thus impairing future growth.

If our data security measures are breached, customers may perceive our network and services as not secure, which may adversely affect our ability to attract and retain customers and expose us to liability.

Network security and the authentication of a customer’s credentials are designed to protect unauthorized access to data on our network. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems, and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our customers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our customers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain customers, expose us to significant liability and adversely affect our business prospects.

In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our services infringe a third party’s proprietary rights. Further, we may be prohibited from selling or providing some of our services before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

Risks Relating to Our Industry

An economic or industry slowdown may materially and adversely affect our business.

Slowdowns in the economy or in the wireless or broadband industry may impact demand for wireless or broadband services, thereby reducing demand for our services, or negatively impact other businesses or industries, thereby reducing demand for our services by causing others to delay or abandon implementation of new systems and technologies, including wireless broadband services. Further, the war on terrorism, the threat of additional terrorist attacks, the political and economic uncertainties resulting therefrom, and other unforeseen events may impose additional risks upon and adversely affect the wireless or broadband industry, and our business.

The industry in which we operate is continually evolving which makes it difficult to evaluate our future prospects and increases the risk of an investment in our securities. Our services may become obsolete and we may not be able to develop competitive products or services on a timely basis or at all.

The broadband and wireless services industries are characterized by rapid technological change, competitive pricing, frequent new service introductions, and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

•	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;

•	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;

•	uncertain customer acceptance;

•	realizing economies of scale;

•	responding successfully to advances in competing technologies in a timely and cost-effective manner;

•	migration toward standards-based technology, requiring substantial capital expenditures; and

•	existing, proposed or undeveloped technologies that may render our wireless broadband services less profitable or obsolete.

As the services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering wireless broadband services. As a result, our services may become obsolete and we may be unable to develop competitive products or services on a timely basis, or at all.

We are subject to extensive regulation that could limit or restrict our activities. If we fail to comply with these regulations, we may be subject to penalties, including fines and suspensions, past due fees and interest which may adversely affect our financial condition and results of operations.

Our business, including the acquisition, lease, maintenance and use of spectrum licenses, is extensively regulated by federal, state and local governmental authorities. A number of federal, state and local privacy, security, and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Current regulations directly affect the breadth of services we are able to offer and may impact the rates, terms and conditions of our services. Regulation of companies that offer competing services such as cable and DSL providers, and telecommunications carriers also affects our business.

We believe that we are not required to register with the Universal Service Administrative Company (“USAC”) as a seller of telecommunications, nor are we required to collect USF Fees from our customers or to pay USF Fees directly. It is possible, however, that the FCC may assert that we are a seller of telecommunications and that we are required to register and pay USF Fees on some or all of our gross revenues. Although we would contest any such assertion, we could become obligated to pay USF Fees, interest and penalties to USAC with respect to our gross revenues, past and/or future, from providing telecommunications services, and we may be unable to retroactively bill our customers for past USF Fees.

In addition, the FCC or other regulatory authorities may in the future restrict our ability to manage customers’ use of our network, thereby limiting our ability to prevent or address customers’ excessive bandwidth demands. To maintain the quality of our network and user experience, we may manage the bandwidth used by our customers’ applications, in part by restricting the types of applications that may be used over our network. If the FCC or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all  customers. Such decline in the quality of our services could harm our business.

The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we already have rights to licensed spectrum. In order to promote competition, licenses may also require that third parties be granted access to our bandwidth, frequency capacity, facilities or services. We may not be able to obtain or retain any required license, and we may not be able to renew a license on favorable terms, or at all.

Wireless broadband services may become subject to greater state or federal regulation in the future. The scope of the regulations that may apply to companies like us and the impact of such regulations on our competitive position are presently unknown and could be detrimental to our business and prospects.

Risks Relating to Our Organization

 We have a limited number of shares of common stock available for future issuance which could adversely affect our ability to sell all of the securities that may be sold pursuant to this prospectus.

Pursuant to this prospectus, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate initial offering price of $125,000,000.  Pursuant to our certificate of incorporation, as amended, we are authorized to issue 70,000,000 shares of common stock, and as of May 6, 2011, we have 42,430,411 shares of common stock issued and outstanding.  Accordingly, we may not be able to sell all of the securities that may be sold under this prospectus, which could adversely affect our capital raising efforts.  Subsequent to the date of this prospectus, we intend to seek authorization from our stockholders to amend our certificate of incorporation to increase our authorized shares of common stock.  There can be no assurance our stockholders will approve such amendment or that such authorization will be obtained by the time that we seek to sell our securities.  As a result, we may be unable to realize the proceeds from the sale of all of the securities that may be sold under this prospectus.

        Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of common stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Our officers and directors own a substantial amount of our common stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other shareholders do not agree.

Our executive officers and directors, and entities affiliated with them, control approximately 19% of our outstanding common stock (including exercisable stock options held by them). These shareholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other shareholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other shareholders’ best interest but which might negatively affect the market price of our common stock.

We are subject to financial reporting and other requirements for which our accounting, and other management systems and resources may not be adequately prepared.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting.  These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources. We anticipate that we may need to (i) upgrade our systems, (ii) implement additional financial and management controls, reporting systems and procedures, (iii) implement an internal audit function, and (iv) hire additional accounting, internal audit and finance staff. If we are unable to accomplish these objectives in a timely and effective manner, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a negative impact on our ability to manage our business and on our stock price.

Risks Relating to Our Common Stock

We may fail to qualify for continued listing on The NASDAQ Capital Market which could make it more difficult for investors to sell their shares.

In May 2007, our common stock was approved for listing on The NASDAQ Capital Market and our common stock continues to be listed on The NASDAQ Capital Market. There can be no assurance that trading of our common stock on such market will be sustained or that we can meet NASDAQ’s continued listing standards. In the event that our common stock fails to qualify for continued inclusion, our common stock could thereafter only be quoted on the OTC Bulletin Board or the “pink sheets."  Under such circumstances, shareholders may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

Our common stock may be affected by limited trading volume and price fluctuations which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on an investment in our common stock may be limited to the value of the common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition, and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on a shareholder’s investment will only occur if our stock price appreciates.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Forward-looking statements in this prospectus, including without limitation, statements related to Towerstream Corporation’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) Towerstream Corporation’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of Towerstream Corporation; (ii) Towerstream Corporation’s plans and results of operations will be affected by Towerstream Corporation’s ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in Towerstream Corporation’s filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We are under no duty to update any of the forward-looking statements after the date of this report.

Factors that might affect our forward-looking statements include, among other things:

●	overall economic and business conditions;

●	the demand for our goods and services;

●	competitive factors in the industries in which we compete;

●	emergence of new technologies which compete with our service offerings;

●	changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

●	the outcome of litigation and governmental proceedings;

●	interest rate fluctuations and other changes in borrowing costs;

●	other capital market conditions, including availability of funding sources;

●	potential impairment of our indefinite-lived intangible assets and/or our long-lived assets; and

●	changes in government regulations related to the broadband and Internet protocol industries.

USE OF PROCEEDS

Except as described in any accompanying  prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes, including providing services, marketing and growth.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

Until we use the net proceeds of an offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not determined the amount or timing of the expenditures listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from an offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

THE SECURITIES WE MAY OFFER

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock or common stock; or

•	any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.     We may offer shares of our common stock.  Our common stock is traded on The NASDAQ Capital Market under the symbol “TWER.”

Preferred Stock.     We may offer our preferred stock in one or more series.  For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants.     We may offer warrants to purchase our common stock and preferred stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.     We may offer units comprised of our common stock, preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any accompanying prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any accompanying prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The accompanying prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

 This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any accompanying prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, and which may be further amended from time to time, by certificates of designation for preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement.

We have the authority to issue 75,000,000 shares of capital stock, consisting of 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, which can be issued from time to time by our board of directors on such terms and conditions as they may determine.

As of May 6, 2011, there were 42,430,411 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Shares of our common stock are listed on The NASDAQ Capital Market under the symbol TWER. As of  May 6, 2011, the closing price of our common shares on The NASDAQ Capital Market was $4.04 and we had approximately 45 holders of record of our common shares.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Anti-Takeover Effect of Delaware Law, Certain Charter and By-Law Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

•	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals;

•
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

•	they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling our Company, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and warrant holders or a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, and whether the exercise price must be paid in cash and whether the exercise price may be paid in additional securities or by other “cashless” means, and conditions for such exercises;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us, as applicable, to close out its short positions;

•
enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•
loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on The NASDAQ Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the, preferred stock, debt or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our  financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.towerstream.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 17, 2011;

•	Our Current Report on Form 8-K filed with the SEC on March 17, 2011;

•	Our Current Report on Form 8-K filed with the SEC on March 30, 2011;

•	Our Quarterly Report on Form 10-Q filed for the quarter ended March 31, 2011, as filed with the SEC on May 10, 2011;

•	Our Current Report on Form 8-K filed with the SEC on May 10, 2011; and

•	The description of our capital stock that is contained in our Registration Statement on Form SB-2/A, filed with the SEC on June 5, 2007.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Towerstream Corporation, 55 Hammarlund Way, Middletown, Rhode Island, 02842 Attn: Chief Financial Officer, (401) 848-5848.

[_________________] Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Lazard Capital Markets                      Rodman & Renshaw, LLC

Co-Manager

Merriman Capital

July [*], 2011